Exhibit 23.1





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 20,2004, except as to Note 14 to the consolidated financial statements, which is as of November 12, 2004, relating to the financial statements and financial statement schedule of Blount International, Inc., which are incorporated by reference in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



Portland, Oregon
November 19, 2004